Exhibit 99.1

MultiCell Signs License Agreement with Eisai Japan to Use Fa2N-4 Cell Line for Drug Discovery/ADMETOX Applications

SAN DIEGO-MultiCell Technologies, Inc. (OTCBB:MCET - News), has executed a five year licensing agreement with Eisai Co., Ltd. of Tokyo Japan, one of the world’s top 25 pharmaceutical companies.

MultiCell has granted Eisai a 5-year nonexclusive license to use MultiCell’s Fa2N-4 immortalized human hepatocyte cells and MFE™ culture media for drug discovery/ADMETOX applications at Eisai’s Tsukuba Research Laboratories, located in Japan.

“Eisai has been using our Fa2N-4 cells and culture media for several years under a sub-license agreement granted by XenoTech LLC, our previous licensee. Our new, direct agreement with Eisai is another validation of the value of our proprietary immortalized cell lines for drug discovery/ADMETOX applications”, stated Dr. Stephen Chang, President and Chief Executive Officer of Multicell Technologies.

A fundamental understanding of how the body metabolizes and reacts to drugs will lead to the creation of safer and more effective medicines.  Cytochrome P450s (CYPs) are a family of phase I liver enzymes that catalyze the primary metabolism of most drugs. CYP3A4 is responsible for the metabolism of at least 40% of all ingested drugs. Pharmacological induction of CYPs and related drug metabolizing enzymes often leads to drug-drug interactions and/or altered metabolism and clearance of the drug itself. MultiCell's immortalized human hepatocytes, when used in combination with the Company’s serum-free MFE™ culture medium, are the ideal liver cells to reliably predict CYP induction and hepatotoxicity. MultiCell's immortalized human hepatocyte cell lines continue to express multiple inducible CYPs, including CYPs 1A2, 2B6, 2C9 and 3A4.

About MultiCell Technologies

MultiCell Technologies, Inc. is developing first-in-class drugs based on advanced immune system modulation technologies, and is an integrated biopharmaceutical company committed to the development of breakthrough therapeutics based on a portfolio of therapeutic candidates and patented drug development technologies. MultiCell's drug development program focuses on modulation of the immune system.

MultiCell's therapeutic pipeline includes:

MCT-125 a Phase IIb drug for the treatment of chronic fatigue in MS patients.
MCT-175 for the treatment of relapsing-remitting MS.
MCT-275 for the treatment of juvenile diabetes.
MCT-465 for the treatment of virus infection and cancer.
MCT-475 for the treatment of colorectal cancer.

The Company also holds unique cell-based technology for use in drug discovery screening applications, and is a leading producer of the cell lines needed by the pharmaceutical industry to develop new drugs. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would." Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of our clinical development programs. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-KSB for the fiscal year ended November 30, 2006, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
MultiCell Technologies, Inc.
Dr. Stephen Chang, CEO
(401) 333-0610
mcetinvestor@multicelltech.com